Exhibit 10.3

FORM OF LOCK-UP AGREEMENT
(SPONSOR)

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], among (i) GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), (ii) Maywood Sponsor LLC, a Delaware limited company (the “Prior Sponsor”), (iii) Inflection Point Fund I LP, a Delaware limited partnership (the “New Sponsor”, together with the Prior Sponsor, the “Sponsors”), (iv) the undersigned individuals, each of whom is a member of SPAC’s (as defined below) board of directors and/or management team (each of such undersigned individuals, an “Insider” and collectively, the “Insiders”),1 and (v) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), and Seaport Global Securities LLC (“Seaport”, together with Cohen, the “Representatives”). PubCo, the Prior Sponsor, the New Sponsor, the Insiders and the Representatives are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, [Maywood Acquisition Corp.], a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (the “Company”) and PubCo, among others, entered into a business combination agreement, dated October 13, 2025 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions, including the exchange of all of the SPAC Shares held by the Sponsors, the Insiders and the Representatives into a corresponding number of PubCo Ordinary Shares determined in accordance with the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, on June 1, 2024, the Prior Sponsor paid $25,000, or approximately $0.003 per share, to SPAC to cover certain of its offering costs in exchange for 8,050,000 SPAC Class B Ordinary Shares (the “Founder Shares”);

WHEREAS, on December 19, 2024, the Prior Sponsor forfeited an aggregate of 5,031,250 Founder Shares for no consideration, resulting in there being an aggregate of 3,018,750 Founder Shares outstanding;

WHEREAS, the Prior Sponsor and New Sponsor are parties to that certain Securities Transfer Agreement, dated as of September 9, 2025, pursuant to which, among other things, the New Sponsor purchased an aggregate of 990,000 Founder Shares from Prior Sponsor in a private placement transaction and the Prior Sponsor converted the 2,028,750 Founder Shares retained by it after the transfer on a one-for-one basis into SPAC Class A Ordinary Shares;

WHEREAS, SPAC and the Prior Sponsor are parties to that certain Private Placement Units Purchase Agreement, dated as of February 12, 2025, pursuant to which, among other things, the Prior Sponsor purchased an aggregate of 125,000 units from SPAC, each unit consisting of one SPAC Class A Ordinary Share and one SPAC Right to receive one-fifth of one SPAC Class A Ordinary Share upon the closing of SPAC’s initial business combination (the “units”) (such units, shares and rights collectively, the “Sponsor Private Placement Securities”) in a private placement transaction that occurred simultaneously with the closing of SPAC’s initial public offering;

1 Note to Draft: Insiders (SPAC’s officers and directors) to be removed as parties to the extent that such persons do not hold Restricted Securities immediately following Closing).

WHEREAS, SPAC and the Representatives are parties to that certain Private Placement Units Purchase Agreement, dated as of February 12, 2025, pursuant to which, among other things, the Representatives purchased an aggregate of 140,625 units from SPAC (such shares and rights collectively underlying the units, the “Representatives Private Placement Securities”, and together with the Sponsor Private Placement Securities, the “Private Placement Securities”) in a private placement transaction that occurred simultaneously with the closing of SPAC’s initial public offering;

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Sponsors, the Insiders and the Representatives thereunder, the Parties desire to enter into this Agreement, pursuant to which certain PubCo Ordinary Shares to be received by the the Sponsors, the Insiders and the Representatives pursuant to the Business Combination Agreement and in accordance with the provisions of applicable Law shall become subject to limitations on disposition as set forth herein; and

WHEREAS, as of immediately after the First Merger Effective Time, each of the Prior Sponsor, New Sponsor, each Insider, and each Representative will, severally and not jointly, become the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such number of Restricted Securities (as defined below) set forth opposite such person’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) For the purposes of this Section 1, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, by operation of law and through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) deposit of any Lock-up Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iv) public announcement of any intention to effect any transaction specified in clause (i), (ii) or (iii).

(b) Subject to Section 1(b) and the other terms of this Agreement, each of the Prior Sponsor, New Sponsor, each Insider, and each Representative, severally and not jointly, agrees that it shall not effectuate a Transfer of (i) the General Restricted Securities during the period commencing on the Closing Date and ending on the date that is the earliest of (a) six (6) months after the Closing and (b) the date following the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “General Lock-Up Period”) and (ii) the Private Placement Restricted Securities during the period commencing on the Closing Date and ending on the date that is the earliest of (x) thirty (30) days after the Closing and (y) the date following the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Private Placement Lock-Up Period,” and together with the General Lock-Up Period, as applicable, the “Lock-Up Period”. For purposes hereof, (A) the “General Restricted Securities” shall mean the PubCo Ordinary Shares issued to the Sponsors or the Insiders in exchange for the SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares held by Sponsors or the Insiders, pursuant to the Business Combination Agreement (together with any dividends or distributions with respect to such securities or into which such securities are changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions), (B) the “Private Placement Restricted Securities” shall mean the PubCo Ordinary Shares issued to the Prior Sponsor and the Representatives pursuant to the Business Combination Agreement in exchange for the Private Placement Securities following the Unit Separation (together with any dividends or distributions with respect to such securities or into which such securities are changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions) and (C) the “Restricted Securities” shall mean the General Restricted Securities and the Private Placement Restricted Securities, together.

(c) Notwithstanding the provisions set forth in Section 1(b), the following Transfers of the Restricted Securities that are held by the Prior Sponsor, New Sponsor, any of the Insiders or either of the Representatives (and that have complied with this Section 1(c)) are permitted during the applicable Lock-Up Period in the case of the Prior Sponsor, New Sponsor, any of the Insiders or either of the Representatives or each of their respective permitted transferees:

(i)	to PubCo’s officers or directors, any Affiliates or immediate family members of any of PubCo’s officers or directors, any members or partners of either of the Sponsors or their Affiliates, any Affiliates of either of the Sponsors, or any employees of such Affiliates;

(ii)	in the case of an individual, to any immediate family members of such individual;

(iii)	to any investment funds or vehicles controlled or managed by the securityholder or any of its Affiliates;

(iv)	by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under Section 1(c)(i), or to a charitable organization;

(v)	in the case of an individual, by virtue of laws of descent and distribution upon death of such individual;

(vi)	in the case of an individual, pursuant to a qualified domestic relations order;

(vii)	in the case of an individual, to a partnership, limited liability company or other entity of which such individual and/or the family members of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(viii)	to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 1(c)(i);

(ix)	pursuant to any legal, regulatory or other order;

(x)	in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(xi)	in the case of an entity, as part of a distribution to members, partners, shareholders or equityholders of the entity;

(xii)	by virtue of the laws of an entity’s jurisdiction of incorporation or organization, an entity’s organizational documents or the rights attaching to the equity interests in the entity upon dissolution of such entity;

(xiii)	in connection with the exercise of any options, warrants or other convertible securities to purchase PubCo Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) to the extent that any PubCo Ordinary Shares issued upon such exercise are Restricted Securities subject to the applicable restrictions under Section 1(b) of this Agreement,

(xiv)	in the case of an entity, to satisfy tax withholding obligations in connection with such entity’s equity incentive plans or arrangements;

(xv)	in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;

(xvi)	in connection with a transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all holders of PubCo Ordinary Shares involving a change of control of PubCo or which results in all of the holders of PubCo Ordinary Shares having the right to exchange their PubCo Ordinary Shares for cash, securities or other property subsequent to the consummation of such transaction;

(xvii)	the entry, by the securityholder, at any time on or after the Closing Date, of any trading plan providing for the sale of Restricted Securities, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Restricted Securities during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the applicable Lock-Up Period; and

(xviii)	to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, that in each of clauses (i) through (xii) and (xv), the transferee must enter into a written agreement in substantially the same form of this Agreement, agreeing to be bound by the terms of the applicable restrictions under Section 1(a) and 1(b) of this Agreement (unless the transferee is PubCo). If dividends are declared and payable on any of the Restricted Securities, such dividends will also be Restricted Securities subject to the applicable restrictions under Section 1(a) of this Agreement.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, PubCo may impose stop-transfer instructions with respect to the Restricted Securities until the end of the applicable Lock-Up Period.

(e) During the applicable Lock-Up Period, each certificate and book entry position evidencing any Restricted Securities (if any are issued) shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, the Prior Sponsor, New Sponsor, each Insider and each Representative shall retain all of its, his or her rights as a shareholder of PubCo with respect to the Restricted Securities during the applicable Lock-Up Period, including the right to receive dividends and the right to vote any Restricted Securities (subject to the other provisions hereof).

(g) Effective as of the Closing Date, the lock-up provisions in this Section 1 shall supersede the lock-up provisions applicable to the Restricted Securities in Section 7 of that certain amended and restated letter agreement, dated as of September 9, 2025, by and among the Sponsors, the Insiders and SPAC and the lock-up restrictions contained in Section 1.4.2 of that certain underwriting agreement, dated as of February 12, 2025, by and among the SPAC, the Prior Sponsor and the Representatives, solely with regards to the Representatives.

2.	Miscellaneous.

(a) Authorization. Each of the Parties, severally and not jointly, hereby represents and warrants that it, he or she has full power and authority to enter into this Agreement and that this Agreement constitutes its, his, or her legal, valid and binding obligation, enforceable in accordance with its terms. Upon request, each of the Sponsors, the Insiders and the Representatives will execute any additional documents as may be necessary in connection with enforcement hereof.

(b) Termination. This Agreement shall automatically terminate with respect to each of the Parties when the applicable restrictions on the securities of such Party hereunder, have ended.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of all Parties hereto. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, prepaid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to PubCo, to: GOWell International LLC 5050 Westway Park Blvd, Ste. 100 Houston, TX 77041 Attn: Kevin Colby Email: kevin.colby@gowellpetro.com	with a copy (which will not constitute notice) to: Hunter Taubman Fisher & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 Attn: Louis Taubman Email: ltaubman@htflawyers.com
If to Prior Sponsor, to: Maywood Sponsor LLC 418 Broadway #6441 Albany, NY 12207 Attn: [●] Email: [●]

with a copy (which will not constitute notice) to:

Graubard Miller

405 Lexington Ave 44th Floor
New York, NY 10174
Attn: David Alan Miller; Jeffrey Gallant

Email: dmiller@graubard.com;

jgallant@graubard.com

If to the New Sponsor or any Insider, to: Inflection Point Fund I LP 167 Madison Avenue, Suite 205 #1017 New York, NY 10016 Attn: Michael Blitzer Email: blitzer@kingstowncapital.com with a copy (which will not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, New York 10020
Attn: Joel Rubinstein and Jason Rocha
Email: joel.rubinstein@whitecase.com;
jason.rocha@whitecase.com

(i) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree (i) not to assert that a remedy of specific enforcement pursuant to this Section 2(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (ii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(m) Entire Agreement. This Agreement and the Business Combination Agreement constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement among the Parties or any certificate or instrument executed by the Prior Sponsor, New Sponsor, any Insider or any Representative in favor of PubCo, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(n) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PUBCO

GOWELL ENERGY TECHNOLOGY

By:
Name:
Title:

PRIOR SPONSOR

MAYWOOD SPONSOR LLC

By:
Name:
Title:

NEW SPONSOR

INFLECTION POINT FUND I LP

By:
Name:
Title:

INSIDERS

[●]

By:
Name:
Address:

REPRESENTATIVES

COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF COHEN & COMPANY SECURITIES LLC

By:
Name:
Title:

SEAPORT GLOBAL SECURITIES LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement (Sponsor)]